Exhibit 10 under Form N-1A
                                            Exhibit 5 under Item 601/Reg. S-K

               HOUSTON, HOUSTON & DONNELLY
                    ATTORNEYS AT LAW
                 2510 CENTRE CITY TOWER
WILLIAM McC. HOUSTONPITTSBURGH, PA.  15222
FRED CHALMERS HOUSTON, JR.
                          ----------
THOMAS J. DONNELLY
JOHN F. MECK         (412) 471-5828      FRED CHALMERS HOUSTON
                    FAX (412) 471-0736     (1914 - 1971)


ROBERT CHARLES STODDART

                                     April 8, 1987




Fortress High Yield Tax-Free Fund, Inc.
Federated Investors Tower
Pittsburgh, PA 15222-3779

Gentlemen:

  Fortress High Yield Tax-Free Fund, Inc. ("Corporation") proposes to offer and sell shares of its capital stock in the manner and on the terms set forth in its registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 33-11410).
  As counsel we have participated in the organization of the Corporation and the preparation of its amended registration statement under the Securities
Act of 1933 and the Investment Company Act of 1940.

          Further, we have examined and are familiar with the Charter of the Corporation, its Bylaws and other corporate records and documents deemed relevant.

          On the basis of the foregoing, it is our opinion that:

  1. The Corporation has been duly organized and it is legally existing under the laws of the State of Maryland.

  2. The Corporation is authorized to issue 2,000,000,000 shares of capital stock of a par value of $0.001 per share.

  3. The authorized and unissued capital stock of the Corporation when issued in the manner described in the prospectus comprising a part of the Corporation's registration statement under the Securities Act of 1933 for consideration equal to or exceeding its par value and not less than its net asset value as required by


Fortress High Yield Tax-Free Fund, Inc.
Page 2
April 8, 1987


the Charter of the Corporation will be legally issued and outstanding capital stock of the Corporation and will be fully-paid and non-assessable.

          We hereby consent to the filing of this opinion as a part of the Corporation's registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and as part of any application or registration statement filed under the securities laws of the States of the United States.

          We further consent to the reference to this opinion and the reference to us as Legal Counsel to the Corporation in the prospectus, registration statements and applications.

                              Very truly yours,

                              HOUSTON, HOUSTON & DONNELLEY


                              /s/ Thomas J. Donnelley